CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 5 to the AmeriPrime Fund's registration statement of all references to our firm included in or made a part of this Post-Effective Amendment.



/s/
McCurdy & Associates CPA's, Inc.
November 25, 1996